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                                                                    Exhibit 23.3

                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
FleetBoston Financial Corporation:



We consent to the incorporation by reference in the registration statement on Form S-8 of FleetBoston Financial Corporation of our report dated June 16, 2000 relating to the financial statements of the Summit Bancorp Savings Incentive Plan as of December 31, 1999 and 1998 and for the years then ended, which report appears in the 1999 Annual Report on Form 11-K of the Summit Bancorp Savings Incentive Plan.


/s/ KPMG LLP


Short Hills, New Jersey
March 9, 2001